Exhibit 10.19.4

2009 DECLARATION OF AMENDMENT TO

PHANTOM STOCK PLAN

THIS 2009 DECLARATION OF AMENDMENT, is made effective as of the 18th day of May, 2009 by Old Dominion Freight Line, Inc. (the “Company”), to the Company’s Phantom Stock Plan, as amended and restated effective January 1, 2009 (the “Plan”).

R  E  C  I  T  A  L  S:

WHEREAS, the Board of Directors of the Company has deemed it advisable to amend Section 2.13 of the Plan to permit the Administrator to establish the Fair Market Value of the Company’s Common Stock by any method the Administrator determines in good faith, including based on the weighted average of the closing prices of the Company’s common stock on the first, second and third trading days immediately preceding the valuation date;

WHEREAS, the Company desires to evidence such amendment by this Declaration of Amendment.

NOW, THEREFORE, IT IS DECLARED that upon approval of this Declaration of Amendment by the Board of Directors on May 18, 2009, the Plan shall be and hereby is amended as follows:

1. Amendment to Section 2.13. Section 2.13 (“Fair Market Value”) of the Plan is hereby amended by deleting in its entirety Section 2.13 of the Plan in its current form and substituting therefor the following:

2.13. “Fair Market Value” of a share of Common Stock as of a given date shall be established in good faith by the Administrator. The Administrator may use in its discretion (i) the weighted average of the closing prices of a share of Common Stock (on the principal exchange on which shares of Common Stock are then trading) on the first, second and third trading days immediately preceding such date, or (ii) the closing price of a share of Common Stock on such exchange on the trading day immediately preceding such date, or (iii) any other method as the Administrator may determine in good faith.

2. Continued Effect. Except as set forth herein, the Plan shall be unchanged and shall remain in full force and effect.

IN WITNESS WHEREOF, this Declaration of Amendment is executed on behalf of Old Dominion Freight Line, Inc. effective as of the day and year first above written.

OLD DOMINION FREIGHT LINE, INC.

BY:	/s/ David S. Congdon
David S. Congdon
President and Chief Executive Officer

ATTEST:

/s/ Joel B. McCarty, Jr.
Joel B. McCarty, Jr.
Secretary

[Corporate Seal]